Exhibit 99.1

Greenpro to Dividend SEATech Shares and Extend Shareholder Record Date

KUALA LUMPUR / ACCESSWIRE / September 3, 2021 / Greenpro Capital Corp. (NASDAQ: GRNQ). On August 17, 2021, Greenpro Capital, Corp. (the “Company”) announced that it had declared a dividend of shares of common stock of SEATECH Ventures Corp. (“SEAV”) to the Company’s shareholders of record on August 31, 2021. However, in order to comply with Nasdaq Listing Rule 5250(e)(6), which requires the Company to provide the Nasdaq with 10 days calendar days’ notice prior to the record date, the Company has amended the record date to September 13, 2021.

Shareholders will need to hold their shares through September 14, 2021 to receive the dividend.

SEAV shares are quoted on the OTC Pink sheets. The Company owns a total of 10 million shares of common stock of SEAV. The dividend will comprise one restricted share of SEAV common stock for every 10 shares of Company common stock held by shareholders as of the record date.

About SEATech Ventures Corp.

Headquartered in Kuala Lumpur, Malaysia, SEATech Ventures Corp. (OTC PINK: SEAV) (a Nevada corporation) aspires to nurture and incubate emerging growth technology companies in South East Asia that aim to become tomorrow’s Asia unicorns. SEATech is an incubation platform, pools together talents that are equipped with technical, market developmental and financial expertise. We provide mentoring and consultancy on growth strategy through business combination and integration for companies to expand their business across Asia. We advise companies to monetize, capitalize and securitize their businesses by providing funding strategy which includes equity crowd funding, private-placement and go public. With a vast experience in business and ventures, our key management team possess the business acumen and have access to a network of managing partners across Asia who commit to introduce high quality deal-flows to us. SEATech is well positioned to be recognized as an influential Asian Corporate Venture Capital firm in transforming, securitizing, capitalizing and internationalizing Asia technology companies. For further information regarding the company, please visit http://www.seatech-ventures.com

About Greenpro Capital Corp.

Headquartered in Kuala Lumpur, Greenpro Capital Corp. (Nasdaq: GRNQ), a Nevada corporation, with strategic offices across Asia, is a business incubator with a diversified business portfolio comprising finance, technology, banking, CryptoSx for STOs, health and wellness and fine art. With 30 years of experience in various industries, Greenpro has been assisting and supporting businesses and High-Net-Worth-Individuals to capitalize and securitize their value on a global scale through the provision of cross-border business solutions, spinoffs on major stock exchanges and accounting outsourcing services to small and medium-size businesses located in Asia. The comprehensive range of cross-border business services include, but are not limited to, trust and wealth management, listing advisory services, transaction services, cross-border business solutions, record management services, accounting outsourcing services and tax advisory services. We also operate venture capital businesses, including business development for start-ups and high growth companies, covering finance, technology, FinTech, and health and wellness. For further information regarding the Company, please visit http://www.greenprocapital.com.

Forward-Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and business strategy. The words or phrases “plans,” “would be,” “will allow,” “intends to,” “may result,” “are expected to,” “will continue,” “anticipates,” “expects,” “estimate,” “project,” “indicate,” “could,” “potentially,” “should,” “believe,” “think,” “considers” or similar expressions are intended to identify “forward-looking statements.” These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Gilbert Loke, CFO, Director
Greenpro Capital Corp.
Email: ir.hk@greenprocapital.com
Phone: +852-3111 7718

Contact Dennis Burns. Investor Relations.
Tel (567) 237-4132
dburns@nvestrain.com